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                KENTUCKY NATIONAL BANK
                   (IN ORGANIZATION)

               STOCK TRANSFER AGREEMENT

     THIS AGREEMENT is made and entered into by and among Kentucky National Bank (the "Bank"), Robert E. Robbins, M.D., Lawrence P. Calvert, Ronald J. Pence, Kevin D. Addington, Henry
L. Chitwood, Lois W. Gray, William R. Hawkins, Christopher G. Knight, M.D. and Leonard A. McNutt (collectively, the "Organizers") and all persons ("Subscribers") subscribing to shares ("Shares") of the Common Stock of the Bank pursuant to the terms of the Subscription Agreement for such Shares executed by each such Subscriber.

     WHEREAS the parties hereto consider it to be in their best interests and in the best interests of the Bank to maintain and preserve the community ownership of the Shares of the Bank and to provide for the orderly disposition of the Shares held at any time by the individual parties;

     NOW, THEREFORE, in consideration of the mutual promises, covenants, provisions, terms and conditions hereinafter stated, the parties hereto agree as follows:

     1.  RESTRICTIONS ON TRANSFERS OF SHARES.

          (a) Except as otherwise expressly provided in this Agreement, no Shares held by a Subscriber shall be assigned, transferred, sold, pledged, encumbered or otherwise disposed of during the term of the restrictions on transfer (the "Transfer Restrictions") contained in this Agreement except in accordance with the applicable provisions hereof.

          (b) The Transfer Restrictions shall not apply to the following transactions:

               (ii) Any pledge of Shares as collateral
          security for a loan or other extension of credit (except any transfer of Shares upon foreclosure on such pledge shall be subject to the Transfer Restrictions);

               (ii) Any transfer of Shares by a Subscriber (a) by gift or otherwise, to or for the benefit of the Subscriber, the Subscriber's spouse or the Subscriber's descendants and (b) by gift to any other person (each of the foregoing being a "Permitted Transferee"); and a Permitted Transferee may transfer the Shares back to the transferor Subscriber.

A Permitted Transferee shall receive and hold the Shares subject to the terms of this Agreement, with all of the rights and subject to all of the obligations hereunder of the transferor Subscriber, the personal representative of the transferor Subscriber or the transferee of the transferor Subscriber, and there shall be no further transfer of such Shares except in accordance with the terms of this Agreement.


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          (c)  Any purported transfer or acquisition of Shares
in violation of Paragraph 1(a) of this Agreement shall be null
and void.   Each Subscriber agrees that any such transfer or
acquisition may and should be enjoined. A purported transfer in violation of Paragraph 1(a) of this Agreement will not affect the beneficial ownership of the Shares.

          (d) If any Subscriber ("Selling Subscriber") desires to sell, and has received a Bona Fide Offer (as defined below) to purchase, all or some number of the Shares owned by such Selling Subscriber, the Selling Subscriber shall deliver to the Bank a copy of the Bona Fide Offer together with an offer in writing ("Offer to the Organizers") to sell all the Shares desired to be sold (the "Offered Shares") pursuant to this Agreement for the purchase price specified in the Bona Fide Offer. Within two business days of the date the Bona Fide Offer and the Offer to the Organizers are received by the Bank, the Bank shall transmit the Bona Fide Offer and the Offer to the Organizers to each of Robert E. Robbins, M.D., Lawrence P. Calvert, Ronald J. Pence, Kevin D. Addington, Henry L. Chitwood, Lois W. Gray, William R. Hawkins, Christopher G. Knight, M.D. and Leonard A. McNutt by personal delivery or by registered mail, return receipt requested, at the last known place of residence of each such Organizer. Within thirty (30) days following the delivery to the Bank of the Offer to the Organizers ("Offering Period"), each Organizer shall deliver to the Selling Subscriber notice that the Organizer either accepts the Offer to the Organizers or rejects the Offer to the Organizers. Any Organizer that fails to deliver such notice to the Selling Subscriber within the Offering Period shall be deemed to have rejected the Offer to the Organizers.

          (e) If within the Offering Period any Organizer delivers notice to the Selling Subscriber that the Organizer accepts the Offer to the Organizers, then each Accepting Organizer shall purchase, and the Selling Subscriber shall sell to the Accepting Organizer, that number of the shares of Offered Shares which bears the same ratio to the total number of the shares of Offered Shares as the number of shares of Common Stock of the Bank owned by the Organizer bears to the total number of shares of Common Stock of the Bank owned by all the Accepting Organizers. Each sale to an Accepting Organizer shall be made upon the same payment terms and conditions as in the Bona Fide Offer. Each sale and purchase shall be closed at the principal office of the Bank within ninety (90) days after the end of the Offering Period. For purposes of this Paragraph 1(e), the shares of Common Stock of the Bank owned by an Accepting Organizer shall include all shares of the Bank's Common Stock directly owned or controlled by or for the benefit of the Organizer and the Organizer's spouse.

          (f) If all of the Offered Shares fail to be sold under Paragraphs 1(d) and 1(e) above, and if such failure is not the result of default by the Selling Subscriber, then the Selling Subscriber may sell any remaining Offered Shares to the person who made the Bona Fide Offer, provided that (i) the sale is closed within sixty (60) days after the expiration of the Offering Period, (ii) the sale is made strictly upon the terms and conditions stated in the Bona Fide Offer, and (iii) the person who made the Bona Fide Offer executes an agreement, in a form approved by the Organizers, containing substantially the same terms as are contained in this Paragraph 1. If the sale is not so closed, sale of the Offered Shares shall again become subject to all the restrictions and requirements in this Agreement to the same extent as if the Offered Shares had not been previously offered for sale to the Organizers.

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          (g)  Any amendment to the Bona Fide Offer, or any
counter offer to the Bona Fide Offer, shall be deemed to be a new Bona Fide Offer subject to all the restrictions and requirements in this Agreement.

          (h) Any other disposition, pledge or assignment of Shares not subject to this Agreement (including, but not limited to, a gift, transfer by operation of law or testamentary disposition) shall be valid only if the transferee executes an agreement, in a form approved by the Organizers, containing substantially the same terms as are contained in this Paragraph
1. Prompt notice of such transfer, including the identity of the transferee and a description of the transfer together with the executed agreement described above shall be promptly given to the Bank by the transferee. Failure to give such notice shall mean that the Bank need not register the transfer on its books or recognize the rights of the transferee as a holder of Shares.

          (i) The term "Bona Fide Offer," as used in this Agreement, means a written offer to purchase all or some number of the shares of Common Stock of the Bank owned by the Selling Subscriber for a specified purchase price, which offer is made in good faith and which the Selling Subscriber intends to accept.

          (j)  The Transfer Restrictions contained in this
Agreement shall terminate upon the occurrence of any of the following events:

               (i)  Cessation of the Bank's business;

               (ii) Upon the effectiveness of any merger or consolidation of the Bank with or into another bank, or any sale, lease, exchange, transfer or other or any disposition, including, without limitation, a mortgage security device, of all or any substantial part of the assets of the Bank to another bank or corporation; provided, however, that any merger or consolidation with another bank or financial institution or transfer or sale of assets proposed solely to facilitate the formation of a bank holding company to own the Bank or the conversion of the Bank to another type of financial institution and as a result of which the Organizers shall own shares in such holding company or other financial institution shall not cause a termination of this Agreement;

               (iii)     The mutual written agreement of the
          holders of at least seventy-five percent (75%) of the Shares subject to this Agreement to terminate this Agreement;

               (iv) The unanimous agreement of the Organizers;
          or

               (v)  The tenth anniversary of the day upon
          which the first Shares are issued to any person (the
          "Effective Date").

          (k) All the terms, restrictions, and requirements in this Agreement shall apply not only to the Shares presently subscribed to by the Subscriber but also to any additional Shares that are required by such Subscriber.


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          (l)  The following legends shall be placed on each
certificate evidencing ownership of any Shares of the Bank:

               (i)  On the front of the certificate:

                       "NOTICE"

          "THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS NOTED
ON THE REVERSE SIDE HEREOF."

               (ii) On the back of the certificate:

                       "NOTICE"

          "THE TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED UNDER THE TERMS OF A RESTRICTIVE STOCK TRANSFER AGREEMENT DATED SEPTEMBER, 1997, A COPY OF WHICH IS ON FILE WITH THE BANK AT ITS PRINCIPAL OFFICE IN ELIZABETHTOWN, KENTUCKY AND AVAILABLE FOR INSPECTION DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL OFFICE OF THE BANK. NO TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH AND, SUBJECT TO THE TERMS, RESTRICTIONS, AND REQUIREMENTS IN THAT AGREEMENT."

          (m) Upon termination of this Agreement, a Subscriber may surrender his or her certificate or certificates representing the Shares, and the Bank shall issue in lieu thereof a new certificate or certificates for an equal number of shares without the endorsement set forth in Paragraph 1(l).

          (n) In the event any Shares are attempted to be sold, pledged or transferred contrary to, or in violation of, the provisions of this Agreement, the purported purchaser or transferee thereof shall not be entitled to have such Shares transferred on the books of the Bank, or be vested with any voting rights or other rights of the Subscriber, such Shares shall remain subject to all the provisions in this Agreement, and such purported sales, transfer or pledge shall be null and void and of no force or effect.

     2.  GENERAL PROVISIONS

          (a) Notices. Any notice, offer, consent, or other communication required or permitted by this Agreement to be given to any person shall be deemed to have been given when either personally delivered, sent by overnight courier, or two days after being deposited in the United States mail, certified, postage prepaid, addressed to the person to whom it is intended to be given, which address, in the case of the Bank, shall be the address of its principal place of business, and in the case of a Subscriber or a Organizer, shall be the last known address of such person as shown on the records of the Bank.

          (b) Separability. In any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this


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Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          (c) Injunctive Relief and Specific Performance. The parties hereto recognize that irreparable injury will result to the Bank, its business and its property as well as to the remaining Subscribers in the event of a breach of this Agreement by any Subscriber. It is therefore agreed that, in the event any Subscriber breaches or threatens to breach this Agreement, the Bank and the Organizers shall be entitled, in addition to any other remedies and damages available, to an injunction (i) to restrain the violation hereof by such party, such party's partners, agents, servants, employers and employees, and all persons acting for or with such party, and (ii) to compel specific performance of the terms and conditions of this Agreement. Nothing herein shall be construed as prohibiting the Organizers or the Bank from pursuing any other remedies available to the Organizers or the Bank for such breach including the recovery of damages from the breaching Subscriber.

          (d) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

          (e) Modifications and Amendments. The terms and provisions of this Agreement may not be modified or amended or the breach of any of the terms or provisions hereof, waived, except pursuant to the written consent of the parties hereto.

          (f) Governing Law. This Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the Commonwealth of Kentucky.

          (g) Counterparts. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

          (h)  Signatory Warranty.  Each person executing this
Agreement warrants that he or she is authorized to do so on behalf of the party for whom he or she signs this Agreement.

          (i) Effective Date. This Agreement shall become binding and effective on the Effective Date as defined in Paragraph 1(j)(v) hereof.


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     IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the Effective Date.

                                 KENTUCKY NATIONAL BANK

                                 By:/s/Robert E. Robbins, M.D.
                                    --------------------------
                                    Robert E. Robbins, M.D.
                                    Chairman

                                 Organizers:


                                 /s/Robert E. Robbins, M.D.
                                 --------------------------
                                 Robert E. Robbins, M.D.


                                 /s/Lawrence P. Calvert
                                 --------------------------
                                 Lawrence P. Calvert


                                 /s/Ronald J. Pence
                                 -----------------------------
                                 Ronald J. Pence


                                 /s/Kevin D. Addington
                                 -----------------------------
                                 Kevin D. Addington


                                 /s/Henry L. Chitwood
                                 -----------------------------
                                 Henry L. Chitwood


                                 /s/Lois W. Gray
                                 -----------------------------
                                 Lois W. Gray


                                 /s/William R. Hawkins
                                 -----------------------------
                                 William R. Hawkins


                                 /s/Christopher G. Knight, M.D.
                                 -----------------------------
                                 Christopher G. Knight, M.D.


                                 /s/Leonard A. McNutt
                                 -----------------------------
                                 Leonard A. McNutt


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